Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
DECLARATION OF DIVIDENDS

Charleston, South Carolina (April 27, 2007) -- First Financial Holdings, Inc. (NASDAQ: FFCH) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.25 per share. The dividend is payable May 25, 2007, to stockholders of record as of May 11, 2007.

          A. Thomas Hood, President and Chief Executive Officer, stated, "We are very pleased to have our stockholders continue to benefit directly in the profitability of the Company through the payment of cash dividends. The Board of Directors and Management are committed to enhancing the value of our stockholders' investment."

          First Financial is the thrift holding company of First Federal Savings and Loan Association of Charleston. The Association operates a total of 53 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.